Exhibit 23




CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated October 5, 1998, with respect to the consolidated financial statements of Minn-Dak Farmers Cooperative for the year ended August 31, 1998, in this Form 10-K (file number 33-94644).




November 23, 1998
Eide Bailly LLP
Fargo, North Dakota